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                                                                      EXHIBIT 11

                              MERRILL CORPORATION
                 SCHEDULE OF COMPUTATION OF PER SHARE EARNINGS
                                  (UNAUDITED)

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
                                                               THREE MONTHS                   SIX MONTHS
                                                              ENDED JULY 31,                ENDED JULY 31,
                                                       ----------------------------  ----------------------------
                                                           1996           1995           1996           1995
                                                       -------------  -------------  -------------  -------------
Primary:
  Net income.........................................  $   4,671,408  $   2,714,290  $   8,916,495  $   4,789,834
                                                       -------------  -------------  -------------  -------------
                                                       -------------  -------------  -------------  -------------
  Weighted average number of common shares
   outstanding during the period.....................      7,888,116      7,743,790      7,874,950      7,692,713
  Add common equivalent shares relating to
   outstanding options to purchase common stock using
   the treasury stock method.........................        326,654        224,027        192,064        242,830
                                                       -------------  -------------  -------------  -------------
      Weighted average number of common and common
       equivalent shares outstanding.................      8,214,770      7,967,817      8,067,014      7,935,543
                                                       -------------  -------------  -------------  -------------
                                                       -------------  -------------  -------------  -------------
Primary income per common share......................      $.57           $.34           $1.11          $.60
                                                       -------------  -------------  -------------  -------------
                                                       -------------  -------------  -------------  -------------

Fully diluted:
  Net income.........................................  $   4,671,408  $   2,714,290  $   8,916,495  $   4,789,834
                                                       -------------  -------------  -------------  -------------
                                                       -------------  -------------  -------------  -------------
  Weighted average number of common shares
   outstanding during the period.....................      7,888,116      7,743,790      7,874,950      7,692,713
  Add common equivalent shares relating to
   outstanding options to purchase common stock using
   the treasury stock method.........................        334,323        241,824        281,807        251,489
                                                       -------------  -------------  -------------  -------------
      Weighted average number of common and common
       equivalent shares outstanding.................      8,222,439      7,985,614      8,156,757      7,944,202
                                                       -------------  -------------  -------------  -------------
                                                       -------------  -------------  -------------  -------------
Fully diluted income per common share................      $.57           $.34           $1.09          $.60
                                                       -------------  -------------  -------------  -------------
                                                       -------------  -------------  -------------  -------------
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